Exhibit 10.1

PROMISSORY NOTE

DATE: December 8, 2017

MAKER (WHETHER ONE OR MORE): GENPREX, INC.

MAKER’S MAILING ADDRESS:
100 Congress Avenue
 Suite 2000
Austin, Texas 78701

PAYEE: Domecq Sebastian, LLC

PAYEE’S MAILING ADDRESS:
8203 Scenic Ridge Cove
Austin, Texas 78735

PLACE FOR PAYMENT:
8203 Scenic Ridge Cove
Austin, Texas 78735

PRINCIPAL AMOUNT:	TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00)

ANNUAL INTEREST RATE ON UNPAID PRINCIPAL FROM DATE:

Fifteen percent per annum (15%)

ANNUAL INTEREST ON MATURED, UNPAID AMOUNTS:

Eighteen percent per annum (18%)

TERMS OF PAYMENT (principal and interest):

The entire balance of principal and interest are due and payable on or before March 31, 2018. Partial prepayments will be credited first to the accrued interest and then to reduction of the principal.

Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 365 or 366 days, as the case may be.

Maker may prepay all or any portion of the principal in any amount at any time before maturity without penalty. Partial prepayments shall be credited to principal, and installments shall continue as scheduled.

SECURITY FOR PAYMENT:

There is no collateral securing this note.

CONVERSION OPTION. In the event Maker accepts other financing, whether debt, equity, convertible debt, or any combination thereof, except through a registered public offering of securities, while any portion this note remains unpaid, then Payee will have the option, at Payee’s election, to convert this note into the same type, class and series of financing (debt, equity, or combination thereof), upon the same terms and conditions as Maker accepts from another lender or investor.  This option may be exercised as to one additional financing. If Payee declines to exercise this option with respect to one or more financings, this option will continue until exercised or until this note is paid in full or otherwise fully satisfied.

Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above.  All unpaid amounts shall be due by the final scheduled payment date.

If Maker defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to it, and the default continues after Payee gives Maker notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Payee may declare the unpaid principal balance and earned interest on this note immediately due.  Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

If this note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection and enforcement, including reasonable attorney’s fees and court costs, in addition to other amounts due.  Reasonable attorney’s fees shall be 10% of all amounts due unless either party pleads otherwise.

Interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt, or, if that has been paid, refunded.  On any acceleration or required or permitted prepayment, any such excess shall be cancelled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded.  This provision overrides other provisions in this and all other instruments concerning the debt.

Each Maker is responsible for all obligations represented by this note.

When the context requires, singular nouns and pronouns include the plural.

GENPREX, INC.

By:
Name:_____________________________________
Its:________________________________________